SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                                                                                        [X]

Filed by a Party other than the Registrant                                                                       [  ]

Check the Appropriate Box:

[]            Preliminary Proxy Statement

[ ]            Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))                                                               [  ]

[ ]            Definitive Proxy Statement

[ ]            Definitive Additional Materials

[X]            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Evergreen Utilities and High Income Fund

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]          No fee required.

[ ]            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

[ ]            Fee paid previously with preliminary material

[ ]            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

[Wells Fargo Advantage Funds Logo]

[Evergreen Investments Logo]

Second Request: Your Vote Is Important

Dear Valued Shareholder,

Your opportunity to vote on the important changes to your Evergreen Fund is just weeks away, and it’s critical that we hear from you. That is why we are asking you to exercise your right as a shareholder by voting your proxy. The Shareholder Meeting is scheduled for July 9, 2010.

If you have responded already, thank you for your time.

The proxy package you recently received outlines the proposed changes that, pending the approval of thousands of shareholders like you, are part of the continuing integration of the mutual fund families of the Evergreen Funds and the Wells Fargo Advantage Funds®. These changes were designed to transition the oversight and investment management responsibilities for the Evergreen Closed End Funds to Wells Fargo Funds Management, LLC. Your proxy package contains information about the specific proposals impacting the fund you own.

Once you’ve made a decision, the voting process takes only a few moments. Please review the instructions on the enclosed proxy card.

There are four easy ways to vote:

By touch-tone phone:  Dial the toll-free number on your proxy card and follow the simple instructions.

Online: Log on to the website listed on your proxy card. You will need the control number found on the proxy card to log in.

By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

For more information about the fund family integration or the voting process, visit www.evergreeninvestments.com/vote.  For questions regarding the proposals, or to request duplicate materials, please contact one of our proxy specialists toll-free at 1-866-641-4254, Monday - Friday, 9 a.m. to 11 p.m., Eastern Time.

Thank you. Your prompt response is greatly appreciated—it will eliminate the need for future calls and follow-up letters on this topic.

Sincerely,

W. Douglas Munn
President and Chief Executive Officer
Evergreen Funds